Exhibit 99.1

Park City Group Reports Fiscal Third Quarter 2012 Financial Results

Major “Hub” Win in a New Retail Market
Subscription Growth Expected to Accelerate During the Fourth Fiscal Quarter

-  3Q12 subscription revenue of $1.7 million was unchanged from 3Q11
-  3Q12 total revenue of $2.5 million was unchanged from 3Q11
-  3Q12 free cash flow of $161,000
-  3Q12 adjusted EBITDA of $271,000
-  3Q12 GAAP EPS ($0.05), versus ($0.04) during 3Q11
-  3Q12 non-GAAP EPS ($0.02), versus ($0.00) during 3Q11
-  Added 19 supplier “spoke” connections during 3Q12
-  More than 80 spoke connections expected for 4Q12
-  Debt reduction since June 30, 2011 of  $2.0 million, a 42% decrease

PARK CITY, Utah – May 14, 2012 -- Park City Group (NYSE Amex: PCYG), a Software-as-a-Service (SaaS) provider of unique supply chain solutions for retailers and their suppliers, today announced results for its fiscal third quarter ended March 31, 2012.

“We made significant progress with our growth initiatives during the first three quarters of this year and set the stage for a significant ramp in subscription revenue beginning in the current quarter.   During the third quarter we had our first major win in a retail vertical outside of the grocery store industry. This retail “hub” has the largest store system of any of our customers.  In addition, the pace of supplier “spoke” connection growth picked up during the third quarter, and most importantly, we are seeing an acceleration of customers deploying more of our solutions deeper into their supply chains,” said Randall K. Fields, Park City Group’s Chairman and CEO. “Our recently announced partnership with Leavitt Partners to provide track and trace technology for use as a food and drug safety registry is also making exciting progress.  The registry is expected to be in operation and contributing to revenue during the June quarter.”

Revenue

Total revenue for the third quarter ended March 31, 2012 was $2.5 million, unchanged from the same period a year ago.  During the third quarter, maintenance revenue declined 7 percent and professional services and license revenue increased 20 percent and 51 percent, respectively.

Subscription revenue during the third quarter was $1.7 million, reflecting growth of retail and supplier customers contracted during the last several quarters, and offset by previously announced customer attrition.  “As expected, high single digit growth from new and existing customers was able to fill the gap left from business that we believed was not in the best interest of the Company and elected not to renew,” said David S. Colbert, Park City Group’s Chief Financial Officer.

Commenting on revenue trends, Mr. Fields stated, “As we have said all year, our fiscal fourth quarter should be the tipping point for growth of subscription revenue.  During the fourth quarter, we expect subscription growth to be in the mid-teens and then accelerate over the next several years.  We added 19 connections during the third quarter and expect to make more than 80 connections during the fourth, which will be a record.  This year we have laid a solid foundation for growth that will continue to accelerate as the size of our “hub” and “spoke” network grows and more and more of our retail and supplier customers realize our ability to not only diagnose problems within their supply chains, but also provide solutions to those problems.”

Net (Loss) Income

Net loss available to common shareholders for the quarter ended March 31, 2012 was ($561,000), or ($0.05) per share, as compared to a net loss of ($451,000), or ($0.04) per share, during the prior year period. Non-GAAP loss per share for the third quarter was ($0.02) versus earnings per share of ($0.00) during the same period last year.

Cash Flows

During the quarter ended March 31, 2012, free cash flow was $161,000, compared to $251,000 during the same period last year. As of March 31, 2012, the Company’s net debt position was $2.2 million, a 14% reduction year over year.  Total cash was $631,000 at March 31, 2012.

The Company will host a conference call at 4:30 P.M. Eastern today to discuss the results. Investors and interested parties may participate in the call by dialing (877) 675-3568 and referring to Conference ID: 78909843. The conference call is also being webcast and is available via the investor relations section of the Company’s website, www.parkcitygroup.com. A toll free replay of the conference call will be available until May 21, 2012 by dialing (855) 859-2056 and entering Conference ID: 78909843.

About Park City Group

Park City Group (NYSE Amex: PCYG) is a Software-as-a-Service (“SaaS”) provider that brings unique visibility to the consumer goods supply chain.  With over $100 million invested in development and 16 years of commercialization surrounding its proprietary scan based data platform, the Company’s services increase customers’ sales and profitability, while ensuring regulatory compliance for both retailers and their suppliers.

Through a process known as Consumer Driven Sales OptimizationTM, Park City Group helps retail and consumer packaged goods customers turn transactional information into actionable strategies to lower inventory, increase sales and improve efficiencies in the supply chain.

The Company’s Food Safety Global RegistryTM provides food retailers and suppliers with a robust solution that will help them protect their brands and remain in compliance with rapidly evolving regulations in the recently-passed Food Safety Modernization Act.  The Food Safety Global Registry, an internet-based technology, will enable all participants in the farm-to-table supply chain to easily manage tracking and traceability requirements as products move between trading partners.  For more information, go to www.parkcitygroup.com.

Non-GAAP Financial Measures

This press release includes the following financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission: non-GAAP EBITDA, non-GAAP earnings per share, net debt and free cash flow. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. Reconciliations of these non-GAAP financial measures to the nearest comparable GAAP measures will be provided upon the completion of the Company’s annual audit.

Non-GAAP EBITDA excludes items such as impairment charges, allowance for doubtful accounts, charges to consolidate and integrate recently acquired businesses, costs of closing corporate facilities, non-cash stock based compensation and other one-time cash and non-cash charges. Non-GAAP EPS excludes items such as non-cash stock based compensation, charges to consolidate and integrate recently acquired businesses, costs for closing corporate facilities, amortization of acquired intangible assets and other one-time cash and non-cash charges. Net debt is the total debt balance less the cash balance. Free cash flow includes net cash provided (used) by operating activities less replacement purchases of property and equipment.  The Company believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses or net purchases of property and equipment, as the case may be, which may not be indicative of its core operation results and business outlook. In addition, because Park City Group has historically reported certain non-GAAP results to investors, the Company believes that the inclusion of non-GAAP measures provides consistency in the Company’s financial reporting.

Forward-Looking Statement

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “if”, “should” and “will” and similar expressions as they relate to Park City Group, Inc. (”Park City Group”) are intended to identify such forward-looking statements. Park City Group may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see “Risk Factors” in Park City’s annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Investor Relations Contact:

Dave Mossberg
Three Part Advisors, LLC
817-310-0051

-- tables to follow –

PARK CITY GROUP, INC. AND SUBSIDIARIES
Consolidated Condensed Statements of Operations (Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2012	2011	2012	2011
Revenues:
Subscription	$1,682,751	$1,700,022	$5,105,882	$4,844,914
Maintenance	483,141	521,402	1,492,787	1,674,353
Professional services and other revenue	215,195	180,026	578,210	732,459
Software licenses	128,560	85,260	479,170	547,979

Total revenues	2,509,647	2,486,710	7,656,049	7,799,705

Operating revenues:
Cost of services and product support	1,198,421	1,094,229	3,453,795	2,894,630
Sales and marketing	712,256	690,804	1,942,801	2,048,339
General and administrative	734,523	668,081	2,284,915	2,380,896
Depreciation and amortization	226,198	199,005	670,998	575,611

Total operating expenses	2,871,398	2,652,119	8,352,509	7,899,476

(Loss) Income from operations	(361,751)	(165,409)	(696,460)	(99,771)

Other income (expense):
Interest expense	(46,881)	(80,643)	(167,765)	(263,820)
Other gains	55,995	-	55,995	-

(Loss) income before income taxes	(352,637)	(246,052)	(808,230)	(363,591)

(Provision) benefit for income taxes	-	-	-	-

Net (loss) income	(352,637)	(246,052)	(808,230)	(363,591)

Dividends on preferred stock	(208,415)	(205,412)	(625,635)	(619,483)

Net income (loss) applicable to common	$(561,052)	$(451,464)	$(1,433,865)	$(983,074)
shareholders

Weighted average shares, basic and diluted	11,838,000	11,325,000	11,733,000	11,136,000
Basic and diluted loss per share	$(0.05)	$(0.04)	$(0.12)	$(0.09)

PARK CITY GROUP, INC. AND SUBSIDIARIES
Consolidated Condensed Balance Sheet

	March 31, 2012	June 30, 2011
Assets	(Unaudited)

Current assets:
Cash	$631,132	$2,618,229
Receivables, net of allowance of $152,000 and $15,581
at March 31, 2012 and June 30, 2011, respectively	1,426,229	2,059,773
Prepaid expenses and other current assets	215,712	265,818

Total current assets	2,273,073	4,943,820

Property and equipment, net	552,414	651,992

Other assets:
Deposits and other assets	20,697	24,026
Customer relationships	2,868,230	3,184,967
Goodwill	4,805,933	4,805,933
Capitalized software costs, net	255,789	365,413

Total other assets	7,950,649	8,380,339

Total assets	$10,776,136	$13,976,151

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$507,108	$790,914
Accrued liabilities	1,363,048	1,162,775
Deferred revenue	1,198,069	1,663,232
Capital lease obligations	56,372	107,547
Lines of credit	1,200,000	1,200,000
Note payable	789,984	2,414,853

Total current liabilities	5,114,581	7,339,321

Long-term liabilities:
Notes payable, less current portion	859,377	1,271,691
Capital lease obligations, less current portion	-	41,202

Total liabilities	5,973,958	8,652,214

PARK CITY GROUP, INC. AND SUBSIDIARIES
Consolidated Condensed Balance Sheet

	March 31, 2012	June 30, 2011
	(Unaudited)
Stockholders’ equity:
Series A Convertible Preferred stock, $0.01 par value, 30,000,000 shares authorized; 680,559 and 667,955 shares issued and outstanding at March 31, 2012 and June 30, 2011, respectively	6,806	6,680
Series B Convertible Preferred stock, $0.01 par value, 30,000,000 shares authorized; 411,927 shares issued and outstanding at March 31, 2012 and June 30, 2011	4,119	4,119
Common stock, $0.01 par value, 50,000,000 shares authorized; 11,862,031 and 11,612,460 issued and outstanding at March 31, 2012 and June 30, 2011,
respectively	118,620	116,125
Additional paid-in capital	36,998,069	36,088,584
Accumulated deficit	(32,325,436)	(30,891,571)

Total stockholders’ equity	4,802,178	5,323,937

Total liabilities and stockholders’ equity	$10,776,136	$13,976,151

PARK CITY GROUP, INC. AND SUBSIDIARIES
Consolidated Condensed Statements of Cash Flows (Unaudited)

	Nine Months Ended March 31,
	2012	2011
Cash Flows From Operating Activities:
Net loss	$(808,230)	$(363,591)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	670,997	575,611
Bad debt expense	173,194	13,596
Stock compensation expense	811,171	653,211
Stock issued for litigation settlement	-	375,000
Other gains	(55,995)	-
Decrease (increase) in:
Receivables	460,350	299,655
Prepaids and other assets	53,435	(161,139)
(Decrease) increase in:
Accounts payable	(227,811)	27,710
Accrued liabilities	31,559	(483,699)
Deferred revenue	(465,163)	(25,201)

Net cash provided by operating activities	643,507	911,153

Cash Flows From Investing Activities:
Purchase of property and equipment	(145,058)	(43,904)
Capitalization of software costs	-	(197,051)

Net cash used in investing activities	(145,058)	(240,955)

Cash Flows From Financing Activities:
Proceeds from issuance of note payable	255,334	-
Proceeds from exercise of warrants	14,748	75,712
Proceeds from issuance of stock	-	140,800
Dividends paid	(370,734)	(247,153)
Payments on notes payable and capital leases	(2,384,894)	(526,493)

Net cash used in financing activities	(2,485,546)	(557,137)

Net (decrease) increase in cash	(1,987,097)	113,061

Cash at beginning of period	2,618,229	1,157,431

Cash at end of period	$631,132	$1,270,492

Supplemental Disclosure of Cash Flow Information
Cash paid for income taxes	$-	$-
Cash paid for interest	$238,264	$272,987

Supplemental Disclosure of Non-cash Investing and Financing Activities
Common stock to pay accrued liabilities	$645,398	$604,274
Dividends accrued on preferred stock	$625,635	$619,483
Dividends paid with preferred stock	$251,960	$245,490

PARK CITY GROUP, INC. AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures

Adjusted EBITDA
(In $000’s)
Unaudited results of operations
	Three Months Ended March 31,		Nine Months Ended March 31,
	2012	2011	2012	2011

Net Income (loss)	$(353)	$(246)	$(808)	$(364)

Adjusted EBITDA Reconciliation Adjustments:
Depreciation and amortization	226	199	671	576
Bad debt expense	103	11	173	14
Interest, net	47	81	168	264
Stock based compensation	248	290	811	653
One-time expenses (stock and cash)	-	-	60	450

Adjusted EBITDA	$271	$335	$1,075	$1,593

Non-GAAP Net Income (Loss) to Common Shareholders and EPS
(In $000’s, except per share)
Unaudited results of operations
	Three Months Ended March 31,		Nine Months Ended March 31,
	2012	2011	2012	2011

Net Income (loss)	$(353)	$(246)	$(808)	$(363)

Non-GAAP Net Income (Loss) Reconciliation Adjustments:
Stock based compensation	248	290	811	653
One-time expenses (stock and cash)	-	-	60	450
Acquisition related amortization	126	126	378	378

Non-GAAP Net Income	$21	$170	$441	$1,118

Preferred dividends	(208)	(205)	(626)	(619)

Non-GAAP Net Income to Common Shareholders	$(187)	$(35)	$(185)	$499

Weighted average shares, diluted	11,838,000	11,325,000	11,733,000	11,136,000
Non-GAAP EPS, diluted	$(0.02)	$(0.00)	$(0.02)	$0.05

Non-GAAP Free Cash Flow
(In $000’s)
Unaudited results of operations
	Three Months Ended March 31,		Nine Months Ended March 31,
	2012	2011	2012	2011

Net Cash Provided by Operating Activities	$252	$270	$644	$911

Non-GAAP Free Cash Flow Reconciliation Adjustments:
Purchase of property and equipment	(91)	(19)	(145)	(44)
Capitalized software costs	-	-	-	(197)

Non-GAAP Free Cash Flow	$161	$251	$499	$670

Non-GAAP Net Debt
(In $000’s)
Unaudited results of operations
	As of March 31
	2012	2011

Total Debt	$2,849	$3,859

Less Total Cash	$631	$1,270

Non-GAAP Net Debt	$2,218	$2,589